Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Secured Digital Applications, Inc. (the "Company") on Form 10-Q/A for the quarterly period ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Aik-Fun Chong, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Aik-Fun Chong

Aik-Fun Chong
Chief Accounting Officer
January 5, 2009